Exhibit (g)(2)
GLOBAL CUSTODY RIDER
TO DOMESTIC CUSTODY AGREEMENT
BETWEEN
NETS TRUST
AND
JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY RIDER
TO
DOMESTIC CUSTODY AGREEMENT
1.	INTENTION OF THE PARTIES; DEFINITIONS
1.1	Intention of the Parties.
(a)	This Rider together with the Domestic Custody Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer with respect to Global Securities (i.e., Securities other than U.S. Securities, which are governed exclusively by the terms of the Domestic Custody Agreement). To the extent there are any inconsistencies between the terms of the Domestic Custody Agreement and the terms of this Rider, the terms of this Rider shall govern.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Rider and will not be liable for any losses resulting from Country Risk.
1.2	Definitions.
     All capitalized terms used in this Rider, unless defined herein, shall have the meanings given to such terms as set forth in the Domestic Custody Agreement.
“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Bank” means JPMorgan Chase Bank, N.A.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer” means NETS Trust.

“Domestic Custody Agreement” or “DCA” means the Domestic Custody Agreement between Bank and Customer.

“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Financial Assets” as used in this Rider shall relate exclusively to Global Securities.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Global Securities” has the meaning as set forth in paragraph (a) of Section 1.1 of this Rider.

“SEC” means the Securities and Exchange Commission.

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Rider the entities listed in Schedule 1) and includes any Affiliated Subcustodian. Subcustodians are Securities Intermediaries. Bank Indemnitees shall include Subcustodians and their nominees, directors, officers, employees and agents.

“U.S. Bank” means a U.S. bank as defined in SEC rule 17f-5(a)(7) of the 1940 Act.
2.	WHAT BANK IS REQUIRED TO DO
2.1	Cash Accounts.

(a)	For the purpose of this Rider, Cash Accounts mean one or more deposit accounts in the name of Customer at Bank’s London Branch. Any cash so deposited with Bank’s London Branch shall be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with any Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)	Notwithstanding paragraph (a) hereof, cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Security Depository will be held in that manner and will not be part of the Cash Account.
2.2	Segregation of Assets; Nominee Name.
(a)	Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(b)	Bank and Subcustodian are authorized to register in the name of Subcustodian such Financial Assets as are customarily held in registered form. Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.
2.3	Income Collection; AutoCredit.

Bank shall provide income collection and AutoCredit service for Global Securities as set forth in Section 2.7 of the DCA.
2.4	Contractual Settlement Date Accounting.

If Customer has elected to have “contractual settlement date accounting” basis service for the Global Securities credited to its Securities Account, Bank will provide such service with respect to the settlement of transactions in those global markets where the service is offered as provided in Section 2.5 of the DCA.
2.5	Proxy Voting with respect to Global Securities.

(a)	Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.5(c) hereof, act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets. In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation requesting the provision of the active proxy voting service on behalf of the Customer, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.
Additionally, in some cases Bank may be required by local law or regulation to vote all shares held for a particular issue for all of Bank’s customers in the same way. Bank will inform Customer where this is the case.
2.6	Access to Subcustodian’s Records.

Subject to restrictions under Applicable Law, Bank will obtain an undertaking to permit Customer’s auditors and independent public accountants reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination. Bank will obtain an undertaking to require Subcustodian to preserve such records for the applicable periods which the Bank is, or may be, required to preserve in accordance with laws, rules and regulations applicable to Bank.
2.7	Maintenance of Financial Assets at Subcustodian Locations.

Unless Instructions (as detailed in Article 3 entitled “Instructions” of the DCA) require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Rider, as in effect from time to time.
2.8	Tax Relief Services.

Bank will provide for Global Securities, as set forth in Section 8.2 of the DCA, the same tax relief services that Bank provides for American Depository Receipts.
2.9	Foreign Exchange Transactions.

To facilitate the administration of Customer’s trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Rider, will apply to such transactions.
2.10	Compliance with SEC rule 17f-5 (“rule 17f-5”).
(a)	Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, Bank shall:
(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians and also provide a description of Bank’s threshold for determination that a change in arrangement is material, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and, until further notice from Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians), Customer considers any change that affects safe custody, beneficial ownership or transferability of Customer’s Financial Assets and cash to constitute a “material change”;

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign

Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv) of the 1940 Act;

(iv)	determine that the written contract with an Eligible Foreign Custodian satisfies the requirements of Rule 17f-5(c)(2), requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market and provides indemnification of Customer for losses arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations; and

(v)	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements in accordance with Rule 17f-5(c)(3); it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash. Bank shall also notify Customer of any other material change in the foreign custody arrangements.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7) of the 1940 Act. Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)	Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information provided that Bank has used reasonable care in gathering the information and selecting the sources.
2.11	Compliance with SEC rule 17f-7 of the 1940 Act (“rule 17f-7”)
(a)	Bank shall, for consideration by Customer, provide an analysis in accordance with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets and cash at such

Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.11(a) above.

(c)	Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)
2.12	Section 17(f)

Bank acknowledges that it satisfies the requirements for a company that maintains custody of the investments of a registered management investment company as set forth in applicable provisions of Section 17(f) of the 1940 Act.
3.	INSTRUCTIONS

Bank will act upon all Instructions received from Customer with respect to the Financial Assets and cash held for the Accounts in accordance with Article 3 of the DCA and this Rider.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK
4.1	Fees and Expenses.

Customer will pay Bank for its services under this Rider such fees as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable legal fees. Invoices will be payable within sixty (60) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute. The Bank may deduct amounts invoiced from the Cash Account except to the extent that the

Customer has objected to the invoice within sixty (60) days of the date of the invoice (or such other period as the parties may agree in writing).
4.2	Overdrafts.

If a debit to any currency in the Cash Account results in a debit balance in that currency, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) reject the settlement in whole or in any part, or (iii) if posted to the Securities Account, reverse the posting of the Financial Assets credited to the Securities Account. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.
5.	SUBCUSTODIANS
5.1	Appointment of Subcustodians.
(a)	Bank is authorized under this Rider to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Rider the entities listed in Schedule 1 and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository that meets the requirements of Rule 17f-7 under the 1940 Act on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository. At the request of Customer, Bank may, but need not, add to Appendix 1-B an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

(b)	Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, and, in the case of cash deposits, except for liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency or similar law, that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. The foregoing will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.
5.2	Liability for Subcustodians.
(a)	Subject to the limitations of liability of Bank set forth in paragraph (b) of Section 7.1 of the DCA, Bank will be liable only for direct losses incurred by Customer that result from:
(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.
(b)	Subject to paragraph (a) of Section 5.1 of this Rider and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)	Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.
5.3	Liability for Securities Depositories

Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, bad faith or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.
6.	WHEN BANK IS LIABLE TO CUSTOMER

Bank shall be entitled to all the protective provisions of Article 7 of the DCA in the performance of its duties and obligations under this Rider. Subcustodians shall be entitled to indemnification under paragraph (c) of Section 7.1 of the DCA as Bank Indemnitees. Nevertheless, Customer shall not be obligated to indemnify any Subcustodian under Section 7.1(c) of the DCA as Bank’s agent with respect to any Liability for which Bank is liable under Section 5.2 of this Rider. For purposes of clarity, it is agreed that as used in paragraph (a) of Section 5.2 of this Rider, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.
7.	ADDITIONAL TAX OBLIGATIONS

Customer will provide to Bank such certifications, documentation and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way and contains all material information. Customer undertakes to notify Bank promptly if any information requires updating or correcting.
8.	MISCELLANEOUS
8.1	Information Concerning Deposits at Bank’s London Branch.

The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the person to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

8.2	Severability and Waiver.
(a)	If one or more provisions of this Rider are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Rider operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Rider, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Rider shall survive its termination.

(d)	This Rider is executed on behalf of the Board of Trustees of Customer as Trustees and not individually and the obligations of this Rider are not binding upon any of the Trustees, officers or shareholders personally but are binding only upon the assets and property of the Funds. With respect to the obligations of each Fund arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to the assets of the Fund to which such obligation relates as though Bank had separately contracted by separate written instrument with respect to each Fund, and in no event shall Bank have recourse, by set-off or otherwise, to or against any assets of any other Fund.
8.3	Sections Incorporated by Reference.

For the avoidance of doubt, the entire Article 10 of the DCA is incorporated by reference into this Rider. All references to “Agreement” therein shall be read to include this Rider.

8.4	Use of Names.

Customer shall not use Bank’s name in any offering material, shareholder report, advertisement or other material relating to Customer, other than for the purpose of merely identifying and describing the functions of Bank hereunder, in a manner not approved by Bank in writing prior to such use; provided, however, that Bank shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

The Bank shall not use Customer’s name, specifically the names “NETS” and “Northern,” in any offering material, shareholder report, advertisement or other material relating to the Bank, other than for the purpose of merely identifying and describing the functions of Customer hereunder, in a manner not approved by Customer in writing prior to such use; provided, however, that Customer shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.
8.5	Termination.
(a)	The initial term of this Agreement shall be for a period of three (3) years (“Initial Term”) following the date on which Bank commenced providing services under the Agreement. Following the Initial Term, Customer may terminate this Agreement on sixty (60) days’ written notice to Bank. Bank may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 8.5(a):
(i) Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii) Bank may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and

(ii) Customer may terminate this Agreement at any time during the Initial Term on sixty (60) days’ written notice to Bank upon payment of a termination fee. The termination fee will be an amount equal to thirty six (36) minus the number of months elapsed since the date the Bank commenced providing services under this Agreement times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date Bank commenced providing services under this Agreement if that period is less than six months.

8.6	Force Majeure

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, where Bank has otherwise exercised reasonable care, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except by Bank Indemnitees), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence or wilful misconduct in selecting, operating or maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including, without limitation, the non-availability of appropriate foreign exchange) provided that Bank has notified Customer promptly when it becomes aware of a specific occurrence or event and, subject to the circumstances, has used its commercially reasonable efforts as would be expected of a professional custodian to resolve the adverse effects of the specific occurrence or event.

NETS Trust severally and on behalf of each Fund listed on Appendix A of the Domestic Custody Agreement.		JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael A. Vardas	By:	/s/ Ellen E. Crane
Name:	Michael A. Vardas	Name:	Ellen E. Crane
Title:	President	Title:	Executive Director
Date:	February 26, 2008	Date:	February 26, 2008

Appendix 1-A
Information Regarding Country Risk
     1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A.	Opinions of local counsel concerning:

i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:
(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.
     2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:
     Market flashes, including with respect to changes in the information in market reports.

Appendix 1-B
SUBCUSTODIAN NETWORK AND ELIGIBLE SECURITIES DEPOSITORIES
Agent and Cash Network

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 37	Melbourne
AAP Center 259, George Street Sydney NSW 2000
AUSTRALIA

AUSTRIA	Bank Austria Creditanstalt AG	J.P. Morgan AG
	Julius Tandler Platz - 3	Frankfurt
A - 1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	National Bank of Bahrain
	1st Floor, Building No 2505, Road No 2832	Manama
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18 - 20 Motijheel C.A	Dhaka
Box 536
Dhaka - 1000
BANGLADESH

BELGIUM	Fortis Bank (Nederland) N.V.	J.P. Morgan AG
	Rokin 55	Frankfurt
1012KK Amsterdam
THE NETHERLANDS

BERMUDA	The Bank of Bermuda Limited	The Bank of Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA

BOTSWANA	Barclays Bank of Botswana Limited	Barclays Bank of Botswana Limited
	Barclays House, Khama Crescent	Gaborone
Gaborone
BOTSWANA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo	HSBC Bank Brasil S.A. Banco Multiplo
	Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451 - 000	Sao Paulo
BRAZIL

BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch 12 Emil Bersinski Street	Sofia
Ivan Vazov Region
1408 Sofia
BULGARIA

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West	Toronto
Security Level
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	200 Bay Street, Suite 1500	Toronto
15th Floor
Royal Bank Plaza, North Tower
Toronto Ontario M5J 2J5
CANADA

CHILE	Citibank Chile S.A.	Citibank Chile S.A.
	Av. Andres Bello 2687 5th Floor	Santiago
Las Condes
Santiago
CHILE

CHINA - SHANGHAI	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A
	35/F, HSBC Tower	New York (for B-Share Market)
1000 Lujiazui Ring Road
	Pudong	HSBC Bank (China) Company Limited
	Shanghai 200120	Shanghai (for A-Share Market)
THE PEOPLE’S REPUBLIC OF CHINA

CHINA - SHENZHEN	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	35/F, HSBC Tower	Hong Kong (for B-Share Market)
1000 Lujiazui Ring Road
	Pudong	HSBC Bank (China) Company Limited
	Shanghai 200120	Shanghai (for A-Share Market)
THE PEOPLE’S REPUBLIC OF CHINA

COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7 - 32, Piso 3	Bogota
Bogota
COLOMBIA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CROATIA	Privredna banka Zagreb d.d.	Zagrebacka banka d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

CYPRUS	Marfin Popular Bank Public Company Ltd.	Marfin Popular Bank Public Company Ltd.
	154 Limassol Avenue	Nicosia
P.O. Box 22032
CY-1598 Nicosia
CYPRUS

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
	Revolucni 7	Prague
110 05 Prague 1
CZECH REPUBLIC

DENMARK	Danske Bank A/S	Nordea Bank Danmark A/S
	2-12 Holmens Kanal	Copenhagen
DK 1092 Copenhagen K
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Hansabank	SEB Eesti Uhispank
	Liivalaia 8	Tallinn
EE0001 Tallinn
ESTONIA

FINLAND	Skandinaviska Enskilda Banken AB (publ)	J.P. Morgan AG
	Unioninkatu 30	Frankfurt
FIN-00101 Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Ref 256	Frankfurt
BP 141
3, Rue D’Antin
75078 Paris
Cedex 02
FRANCE

	Societe Generale	J.P. Morgan AG
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
GERMANY	Deutsche Bank AG	J.P. Morgan AG
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

	J.P. Morgan AG#**	J.P. Morgan AG
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

GHANA	Barclays Bank of Ghana Limited	Barclays Bank of Ghana Limited
	Barclays House, High Street	Accra
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG
	Messogion 109-111	Frankfurt
11526 Athens
GREECE

HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A.
	Corporation Limited	Hong Kong
36th Floor, Sun Hung Kai Centre
30 Harbour Road
Wan Chai
HONG KONG

HUNGARY	Deutsche Bank Zrt.	ING Bank Rt.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

ICELAND	Glitnir banki hf.	Glitnir banki hf.
	Kirkjusandur 2	Reykjavik
155 Reykjavik
ICELAND

INDIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	Sudam Kalu Ahire Marg,	Mumbai
Worli Mumbai 400 030
INDIA

	Standard Chartered Bank	Standard Chartered Bank
	23-25 Mahatma Ghandi Road	Mumbai
Mumbai 400 001
INDIA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
INDONESIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	Menara Mulia 19th Floor	Jakarta
Jalan Jendral Gatot Subroto Kav 9-11
Jakarta 12930
INDONESIA

IRELAND	Bank of Ireland	J.P. Morgan AG
	New Century House	Frankfurt
Mayor Street Lower
International Financial Services Centre Dublin 1
IRELAND

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

ITALY	Intesa Sanpaolo S.p.A.	J.P. Morgan AG
	6, Piazza della Scala	Frankfurt
20121 Milan
ITALY

*IVORY COAST*	Société Générale de Banques en Côte d’Ivoire	Societe Generale
	5 et 7, Avenue J. Anoma — 01 B.P. 1355	Paris
Abidjan 01
IVORY COAST

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

*JAMAICA*	FirstCaribbean International Securities Limited	FirstCaribbean International Securities Limited
	23-27 Knutsford Blvd.	Kingston
Kingston 10
JAMAICA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A.
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A.
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	1st Floor	Western Amman
5th Circle
Western Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

KENYA	Barclays Bank of Kenya Limited	Barclays Bank of Kenya Limited
	c/o Barclaytrust Investment Services & Limited	Nairobi
Mezzanine 3, Barclays Plaza, Loita Street
Nairobi
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	G/1/2 Floors	Safat
Kharafi Tower, Qibla Area
Osama Bin Munkez Street
Safat 13017
KUWAIT

LATVIA	Hansabanka	Hansabanka
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

LITHUANIA	SEB Vilniaus Bankas	SEB Vilniaus Bankas
	12 Gedimino pr.	Vilnius
LT 2600 Vilnius
LITHUANIA

LUXEMBOURG	Fortis Banque Luxembourg S.A.	J.P. Morgan AG
	50 Avenue J.F. Kennedy	Frankfurt
L-2951
LUXEMBOURG

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
50100 Kuala Lumpur
MALAYSIA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	233 Republic Street	Valletta
Valletta VLT 05
MALTA

MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	5/F Les Cascades Building	Port Louis
Edith Cavell Street
Port Louis
MAURITIUS

MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

MOROCCO	Attijariwafa Bank S.A.	Attijariwafa Bank S.A.
	163 avenue Hassan II	Casablanca
Casablanca 20000
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	KAS Bank N.V.	J.P. Morgan AG
	Spuistraat 172	Frankfurt
1012 VT Amsterdam
NETHERLANDS

NEW ZEALAND	National Australia Bank Limited	Westpac Banking Corporation
	National Nominees Limited	Wellington
Level 2 BNZ Tower
125 Queen Street
Auckland
NEW ZEALAND

*NIGERIA*	IBTC Chartered Bank Plc	The Standard Bank of South Africa Limited
	Plot 688	Johannesburg
Amodu Tijani Street
Victoria Island
Lagos
NIGERIA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
NORWAY	DnB NOR Bank ASA	Nordea Bank Norge ASA
	Stranden 21	Oslo
PO Box 1171 Sentrum
N-0107 Oslo
NORWAY

OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN

PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

PANAMA	HSBC Bank (Panama) S.A.	HSBC Bank (Panama) S.A.
	Plaza HSBC Building, 9th Floor	Panama City
Aquilino de la Guardia Street and 47th Street
Panama City
PANAMA

PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Camino Real 457	Lima
Torre Real — 5th Floor
San Isidro, Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	12/F, The Enterprise Center, Tower 1	Manila
6766 Ayala Avenue Corner Paseo de Roxas
Makati City, Manila 1226
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	Bank Rozwoju Eksportu S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND

PORTUGAL	Banco Espirito Santo, S.A	J.P. Morgan AG
	7th floor	Frankfurt
Rua Castilho, 26
1250-069 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	810 Abdulla Bin Jassim Street	Doha
P. O. Box 57
Doha
QATAR

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ROMANIA	ING Bank N.V.	ING Bank N.V.
	13-15 Kiseleff Avenue	Bucharest
011342 Bucharest 1
ROMANIA

*RUSSIA*	J.P. Morgan Bank International**	JPMorgan Chase Bank, N.A.
	(Limited Liability Company)	New York
	Building 2/1, 8th floor	A/C JPMorgan Chase Bank London (USD NOSTRO
	Paveletskaya Square	Account)
113054 Moscow
RUSSIA

	ING Bank (Eurasia) ZAO	JPMorgan Chase Bank, N.A.
	(Closed Joint Stock Company)	New York
	36 Krasnoproletarskaya ulitsa	A/C JPMorgan Chase Bank London (USD NOSTRO
	127473 Moscow	Account)
RUSSIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	SABB Securities Limited	SABB Securities Limited
	P.O. Box 9084	Riyadh
Riyadh 11413
SAUDI ARABIA

SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Omladinskih brigada 88	Belgrade
11070 New Belgrade
SERBIA AND MONTENEGRO

SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	180 Clemenceau Avenue #03-01	Singapore
Haw Par Centre
239922
SINGAPORE

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s.	Vseobecna uverova banka, a.s.
	Sancova 1/A	Bratislava
SK-813 33 Bratislava
SLOVAK REPUBLIC

SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SOUTH KOREA	Standard Chartered First Bank Korea Limited	Standard Chartered First Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA

SPAIN	Santander Investment, S.A.	J.P. Morgan AG
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

SWEDEN	Skandinaviska Enskilda Banken AB (publ)	Svenska Handelsbanken
	Sergels Torg 2	Stockholm
SE-106 40 Stockholm
SWEDEN

SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN

THAILAND	Standard Chartered Bank (Thai) Public Company	Standard Chartered Bank (Thai) Public Company
	Limited	Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
100 North Sathorn Road Bangrak
Bangkok 10500
THAILAND

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.
	Turkiye Main Branch	Istanbul
Buyukdere Cad. No:100
80280 Esentepe
Istanbul
TURKEY

*UKRAINE*	ING Bank Ukraine	JPMorgan Chase Bank, N.A.
	30-A Spaska Street	New York
	04070 Kiev	A/C JPMorgan Chase Bank London (USD NOSTRO
	UKRAINE	Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES — DFM	Level 4, Precinct Building 4, Unit 5	Abu Dhabi
Gate District
P.O. Box 506553
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
EMIRATES — DIFX	Level 4, Precinct Building 4, Unit 5	New York
	Gate District	A/C JPMorgan Chase Bank London (USD NOSTRO
	P.O. Box 506553 Dubai	Account)
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES — ADSM	Level 4, Precinct Building 4, Unit 5	Abu Dhabi
Gate District
P.O. Box 506553
Dubai
UNITED ARAB EMIRATES

UNITED KINGDOM.	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	1 Tallis Street	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	4 New York Plaza	New York
New York
NY 10004
U.S.A.

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo.
Montevideo
URUGUAY

VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA

VIETNAM	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	The Metropolitan, 235 Dong Khoi Street	Ho Chi Minh City
District 1
Ho Chi Minh City
VIETNAM

ZAMBIA	Barclays Bank Zambia Plc	Barclays Bank Zambia Plc
	Kafue House, Cairo Road	Lusaka
Lusaka
ZAMBIA

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

Securities Depositories

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CVSA	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

	CRYL	Government Debt
(Central de Registration y Liquidacion de
Instrumentos de Endeudamiento Publico)

AUSTRALIA	Austraclear Limited	Corporate Debt, Money Market, Government Debt and Semi-Government Debt

	CHESS (Clearing House Electronic Sub-register System)	Equity

AUSTRIA	OeKB	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank AG)

BAHRAIN	CSDR	Equity
(Clearing, Settlement, Central Depository and
Registry System)

BANGLADESH	CDBL	Equity, Government Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB	Corporate Debt, Government Debt
(National Bank of Belgium)

BERMUDA	BSD	Equity
(Bermuda Securities Depository)

BRAZIL	CBLC	Equity
(Companhia Brasileira de Liquidacao e Custodia)

	CETIP	Corporate Debt
(Central de Custodia e de Liquidacao Financiera de Titulos Privados)

	SELIC	Government Debt
(Sistema Especial de Liquidacao e Custodia)

BULGARIA	BNB	Government Debt
(Bulgaria National Bank)

	CDAD	Equity, Corporate Debt
(Central Depository A.D.)

CANADA	CDS	Equity, Corporate, Government Debt
(The Canadian Depository for Securities Limited)

COUNTRY	DEPOSITORY	INSTRUMENTS
CHILE	DCV	Equity, Corporate Debt, Government Debt
(Deposito Central de Valores S.A.)

CHINA, SHANGHAI	CSDCC, Shanghai Branch	Equity
(China Securities Depository and Clearing Corporation Limited, Shanghai Branch)

CHINA, SHENZHEN	CSDCC, Shenzhen Branch	Equity
(China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)

COLOMBIA	DCV	Government Debt
(Deposito Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Deposito Centralizado de Valores de Colombia S.A.)

CROATIA	CDA	Equity, Corporate Debt, Government Debt
(Central Depository Agency Inc. – Stredisnja depozitarna agencija d.d.)

CYPRUS	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository)

CZECH REPUBLIC	SCP	Equity, Corporate Debt, Government Debt
(Stredisko cennych papiru – Ceska republica)

	CNB	Government Debt
(Czech National Bank)

DENMARK	VP	Equity, Corporate Debt, Government Debt
(Vaerdipapircentralen A/S)

EGYPT	MCDR	Equity, Corporate Debt
(Misr for Clearing, Depository and Central Registry)

	CBE	Government Debt
(Central Bank of Egypt)

ESTONIA	ECDS	Equity, Corporate Debt, Government Debt
(Estonian Central Depository for Securities Limited)

FINLAND	APK	Equity, Corporate Debt, Government Debt
(Finnish Central Securities Depository Limited)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG)

GHANA	CSD	Government Debt
(Bank of Ghana Central Securities Depository)

COUNTRY	DEPOSITORY	INSTRUMENTS
GREECE	CSD	Equity, Corporate Debt
(Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)

	BoG	Government Debt
(Bank of Greece)

HONG KONG	HKSCC	Equity
(Hong Kong Securities Clearing Company Limited)

	CMU	Corporate Debt, Government Debt
(Central Moneymarkets Unit)

HUNGARY	KELER Zrt.	Equity, Corporate Debt, Government Debt
(Central Clearing House and Depository (Budapest)
Zrt. – Kozponti Elszamolohaz es Ertektar (Budapest) Zrt.)

ICELAND	ISD	Equity, Corporate Debt, Government Debt
(The Islandic Securities Depository)

INDIA	NSDL	Equity, Corporate Debt, Government Debt
(National Securities Depository Limited)

	CDSL	Equity
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

INDONESIA	KSEI	Equity, Corporate Debt
(PT Kustodian Sentral Efek Indonesia)

	Bank Indonesia	Government Debt

INTERNATIONAL	CBL	Internationally Traded Debt, Equity
SECURITIES MARKET	(Clearstream Banking, S.A.)

	Euroclear Bank S.A./N.V.	Internationally Traded Debt, Equity

IRELAND	Euroclear UK & Ireland	Equity, Corporate Debt
(Euroclear UK & Ireland Limited)

ISRAEL	TECH	Equity, Corporate Debt, Government Debt
(Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

IVORY COAST	DC/BR	Equity
(Le Depositaire Central / Banque de Reglement)

JAMAICA	JCSD	Equity, Corporate Debt, Government Debt
(Jamaica Central Securities Depository)

COUNTRY	DEPOSITORY	INSTRUMENTS
JAPAN	JASDEC	Equity, Convertible Debt
(Japan Securities Depository Center, Incorporated)

	BoJ	Registered Government Debt
(Bank of Japan)

	JSSC	Foreign Securities
(Japan Securities Settlement and Custody, Inc.)

JORDAN	SDC	Equity, Corporate Debt
(Securities Depository Center)

KAZAKHSTAN	CSD	Equity
(Central Securities Depository CJSC)

KENYA	CBCD	Government Debt
(Central Bank Central Depository)

	CDSC	Equity, Corporate Debt
(Central Depository & Settlement Corporation Limited)

KUWAIT	KCC	Equity, Corporate Debt
(The Kuwait Clearing Company S.A.K.)

LATVIA	LCD	Equity, Corporate Debt, Government Debt
(Latvian Central Depository)

LEBANON	Midclear S.A.L.	Equity
(Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)

	BDL	Government Debt
(Banque du Liban)

LITHUANIA	CSDL	Equity, Corporate Debt, Government Debt
(Central Securities Depository of Lithuania)

LUXEMBOURG	CBL	Equity
(Clearstream Banking, S.A.)

MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MALTA	CSD	Equity, Corporate Debt, Government Debt
(The Central Securities Depository)

COUNTRY	DEPOSITORY	INSTRUMENTS
MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository and Settlement Company Limited)

	BOM	Government Debt
(Bank of Mauritius)

MEXICO	INDEVAL	Equity, Corporate Debt, Government Debt
(S.D. INDEVAL S.A. de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD	Equity, Corporate Debt, Government Debt
(New Zealand Central Securities Depository)

NIGERIA	CSCS	Equity, Corporate Debt, Government Debt
(Central Securities Clearing System Limited)

NORWAY	VPS	Equity, Corporate Debt, Government Debt
(Verdipapirsentralen ASA)

OMAN	MDSRC	Equity, Corporate Debt
(The Muscat Depository and Securities Registration Company, S.A.O.C.)

PAKISTAN	CDC	Equity, Corporate Debt
(Central Depository Company of Pakistan Limited)

	SBP	Government Debt
(State Bank of Pakistan)

PANAMA	LATINCLEAR	Equity, Corporate Debt, Government Debt
(Central Latinoamericana de Valores, S.A.)

PERU	CAVALI	Equity, Corporate Debt, Government Debt
(CAVALI ICLV S.A.)

PHILIPPINES	PDTC	Equity, Corporate Debt
(Philippine Depository and Trust Corp.)

	RoSS	Government Debt
(Bangko Sentral ng Pilipinas / Register of Scripless Securities)

POLAND	NDS	Equity, Long-Term Government Debt
(National Depository for Securities S.A.)

	RPW	Short-Term Government Debt
(Registry of Securities)

COUNTRY	DEPOSITORY	INSTRUMENTS
PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)

QATAR	DSM	Equity
(Doha Securities Market)

ROMANIA	Central Depository S.A.	Equity, Corporate Debt

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	VTB	Government Debt (Ministry of Finance Bonds)
(Vneshtorgbank)

	NDC	Corporate Debt, Government Debt (GKOs/OFZs)
(The National Depository Center)

SAUDI ARABIA	Tadawul	Equity

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Register and Central Depository for Securities)

SINGAPORE	CDP	Equity, Corporate Debt
(The Central Depository (Pte) Limited)

	MAS	Government Debt
(Monetary Authority of Singapore)

SLOVAK REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centralny depozitar cennych papierov SR, a.s.)

	NBS	Government Debt
(National Bank of Slovakia)

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA	Strate Central Securities Depository	Equity, Corporate Debt, Government Debt
(Strate Ltd.)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

SPAIN	IBERCLEAR	Equity, Corporate Debt, Government Debt
(Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)

COUNTRY	DEPOSITORY	INSTRUMENTS
SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt

	LankaSecure	Government Debt

SWEDEN	VPC	Equity, Corporate Debt, Government Debt
(Vardepapperscentralen AB)

SWITZERLAND	SIS	Equity, Corporate Debt, Government Debt
(SIS SegaInterSettle AG)

TAIWAN	TDCC	Equity, Corporate Debt, Government Debt
(Taiwan Depository and Clearing Corporation)

THAILAND	TSD	Equity, Corporate Debt, Government Debt
(Thailand Securities Depository Company Limited)

TUNISIA	STICODEVAM	Equity, Corporate Debt, Government Debt
(Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)

TURKEY	Central Registry Agency	Equity, Corporate Debt
(CRA)

	CBoT	Government Debt
(Central Bank of Turkey)

UKRAINE	NBU	Government Debt
(National Bank of Ukraine)

	MFS	Corporate Debt, Selected Equity
(Interregional Securities Union)

UNITED ARAB	DFM	Equity, Corporate Debt, Government Debt
EMIRATES — DFM	(Dubai Financial Market Clearing House)

UNITED ARAB EMIRATES — DIFX	DIFX (Dubai International Financial Exchange Central Securities Depository and Registry)	Equity, Corporate Debt

UNITED ARAB EMIRATES — ADSM	ADSM (Abu Dhabi Securities Market)	Equity, Corporate Debt, Government Debt

UNITED KINGDOM	Euroclear UK & Ireland	Equity, Corporate Debt, Government Debt
(Euroclear UK & Ireland Limited)

UNITED STATES	DTC	Equity, Corporate Debt
(The Depository Trust Company)

	FRB	Government Debt, Mortgage Back Debt
(Federal Reserve Bank)

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

COUNTRY	DEPOSITORY	INSTRUMENTS
VENEZUELA	BCV	Government Debt
(Banco Central de Venezuela)

	CVV	Equity, Corporate Debt, Money Market
(Caja Venezolana de Valores, S.A.)

VIETNAM	VSD	Equity, Corporate Debt, Government Debt
(Vietnam Securities Depository)

ZAMBIA	CSD	Equity, Government Debt
(LuSE Central Shares Depository Limited)

	BoZ	Government Debt
(Bank of Zambia)